Exhibit 5

                                  I-trax, Inc.
                          One Logan Square, Suite 2615
                               130 N. 18th Street
                             Philadelphia, PA 19103
                              Phone: (215) 557-7488
                               Fax: (215) 557-7820


                                                              April 19, 2004


I-trax, Inc.
One Logan Square
Suite 2615
130 N. 18th Street
Philadelphia, PA  19103

                  RE:      I-trax, Inc. -
                           Registration Statement on Form S-3
                           ----------------------------------

Ladies and Gentlemen:

                  I am the general counsel to I-trax, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on From S-3 (the "Registration Statement") that was filed with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended, of up to 27,326,350 shares of the Company's common stock, par value $.001 per share ("Common Stock"), to be sold by the selling stockholders identified in the Registration Statement.

                  I am familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of shares of Common Stock by the selling stockholders. In this connection, I have examined and relied upon such corporate records and other documents, instruments and certificates and have made such other investigations as I deemed appropriate as the basis for the opinion set forth below. In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of documents submitted to me as certified, conformed or photostatic copies and the authenticity of such original documents.

                  The opinion expressed below is based on the assumption that the Registration Statement will become effective.

                  Based upon the foregoing, I am of the opinion that the 27,326,350 shares of Common Stock to be sold by the selling stockholders have been duly authorized by the Company and are legally issued, fully paid and non-assessable.

                  I consent to the filing of this opinion as Exhibit 5 of the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus forming a part thereof.


                                                   Very truly yours,



                                                   /s/ Yuri Rozenfeld, Esq.